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Imperial Credit Industries, Inc. and Subsidiaries                     Exhibit 12
Earnings to Fixed Charges
        (Dollars in Thousands)

                                                     Earnings to Fixed Charges (Before Interest Expense on Deposits)

                                             Six months ended                   Year ended December 31,
                                               June 30, 2001     2000         1999         1998         1997         1996
                                             ---------------- ---------    ---------    ---------    ---------    ---------
Earnings:

Income (Loss) from continuing operations
    before income taxes, minority interest
    and extraordinary item ..................  $ (26,722)     $(158,161)   $  (7,550)   $(104,653)   $ 200,043    $ 157,884
Less: Undistributed earnings (loss) of less
    than 50% owned affiliates ...............       (912)          (479)          53      (15,974)     (22,819)        --
Add: Fixed Charges (B) ......................     15,592         34,249       36,911       37,992       48,639       75,588
                                               ---------      ---------    ---------    ---------    ---------    ---------
Total earnings (A) ..........................  $ (12,042)     $(124,391)   $  29,414    $ (82,635)   $ 225,863    $ 233,472
                                               =========      =========    =========    =========    =========    =========



Fixed Charges:

Total interest expense ......................  $  66,083      $ 140,213    $ 121,607    $ 123,106    $ 118,213    $ 135,036
Less: Interest expense on deposits ..........    (51,191)      (107,779)     (86,582)     (87,030)     (71,014)     (60,999)
Interest portion of occupancy expense .......        700          1,815        1,886        1,916        1,440        1,551
                                               ---------      ---------    ---------    ---------    ---------    ---------
Fixed Charges (B) ...........................  $  15,592      $  34,249    $  36,911    $  37,992    $  48,639    $  75,588
                                               =========      =========    =========    =========    =========    =========
                                               ---------      ---------    ---------    ---------    ---------    ---------
Ratio of earnings to fixed charges
(before interest expense on deposits)
    (A)/(B) .................................      (0.77)         (3.63)        0.80        (2.18)        4.64         3.09
                                               =========      =========    =========    =========    =========    =========

                                                     Earnings to Fixed Charges (After Interest Expense on Deposits)

                                             Six months ended                   Year ended December 31,
                                               June 30, 2001     2000         1999         1998         1997         1996
                                             ---------------- ---------    ---------    ---------    ---------    ---------
Earnings:

Income (Loss) from continuing operations
    before income taxes, minority interest
    and extraordinary item .................  $ (26,722)     $(158,161)   $  (7,550)   $(104,653)   $ 200,043    $ 157,884
Less: Undistributed earnings (loss) of less
    than 50% owned affiliates ..............       (912)          (479)          53      (15,974)     (22,819)        --
Add: Fixed Charges (B) .....................     66,783        142,028      123,493      125,022      119,653      136,587
                                              ---------      ---------    ---------    ---------    ---------    ---------
Total earnings (A) .........................  $  39,149      $ (16,612)   $ 115,996    $   4,395    $ 296,877    $ 294,471
                                              =========      =========    =========    =========    =========    =========



Fixed Charges:

Total interest expense .....................  $  66,083      $ 140,213    $ 121,607    $ 123,106    $ 118,213    $ 135,036
Interest portion of occupancy expense ......        700          1,815        1,886        1,916        1,440        1,551
                                              ---------      ---------    ---------    ---------    ---------    ---------
Fixed Charges (B) ..........................  $  66,783      $ 142,028    $ 123,493    $ 125,022    $ 119,653    $ 136,587
                                              =========      =========    =========    =========    =========    =========
                                              ---------      ---------    ---------    ---------    ---------    ---------
Ratio of earnings to fixed charges
(after interest expense on deposits)
    (A)/(B) ................................       0.59          (0.12)        0.94         0.04         2.48         2.16
                                              =========      =========    =========    =========    =========    =========

Notes:
For the purpose of calculating the earnings to fixed charges ratio (after interest expense on deposits) ratio: (i) total earnings have been calculated by adding fixed charges to income (loss) from continuing operations before income taxes, minority interest and extraordinary item, and by deducting therefrom the Company's share of the undistributed earnings (loss) in less-than-fifty-percent-owned affiliates; and (ii) fixed charges comprise total interest and the portion of rentals representative of the interest factor estimated to be 1/3 of occupancy expense.

For the six months ended June 30, 2001, and for each of the years ended December 31, 2000, 1999 and 1998, earnings were insufficient to cover fixed charges by $27,634,000, $158,640,000, $7,497,000 and $120,627,000, respectively.